CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 73 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated November 18, 1998, relating to the financial statements and financial highlights appearing in the October 31, 1998 Annual Reports to the Shareholders of the Emerging Markets Stock Fund, European Stock Fund, Global Stock Fund, International Discovery Fund, International Stock Fund, Japan Fund, Latin America Fund, and New Asia Fund(eight of the funds comprising
T. Rowe Price International Funds, Inc., which are incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectus and under the heading "Independent Accountants" in the Statement of Additional Information.


/s/PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP

Baltimore, Maryland

December 13, 1998
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